EXHIBIT 10.2

INDUCEMENT STOCK OPTION AGREEMENT

THIS INDUCEMENT STOCK OPTION AGREEMENT (the “Agreement”), made as of April 1, 2013, by and between InfuSystem Holdings, Inc (the “Company”) and Eric K. Steen (“Optionee”).

RECITALS

WHEREAS, the Board has determined to offer employment to Optionee;

WHEREAS, as an inducement to accept such employment offer, the Board has determined to offer Optionee the options (the “Options”) to purchase an aggregate of Seven Hundred Thousand (700,000) shares of the Company’s common stock (“Shares”) under the terms and conditions set forth herein.

WHEREAS, all capitalized terms in this Agreement, to the extent not otherwise defined herein, shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Options. The Company hereby grants to Optionee, as of the Grant Date, (i) an Option to purchase up to Three Hundred Thousand (300,000) Shares at Exercise Price A (“Option A”), and (ii) an Option to purchase up to Four Hundred Thousand Shares (400,000) Shares at Exercise Price B (“Option B”). The Shares shall be purchasable from time to time in accordance with the Vesting Schedule, subject to acceleration under Sections 4(c) and 5 below.

2. Option Term. The Options shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the tenth anniversary of the Grant Date (the “Expiration Date”), unless sooner terminated in accordance with Sections 4 or 5.

3. Exercisability/Vesting. The right to exercise the Options shall vest in the Optionee, and the Options shall become exercisable for any or all of the Shares in accordance with the Vesting Schedule set forth in this Section 3. The Options shall remain exercisable to the extent vested until the Expiration Date or the sooner termination of the Options term under Sections 4 or 5. The right to exercise Option A and Option B shall vest in the Optionee as follows: (i) one-fourth (25%) of the Shares shall vest on the first anniversary of the Grant Date and (ii) the remaining three-fourths (75%) of the Shares shall vest in a series of thirty-six (36) equal monthly installments upon Optionee’s completion of each month of Service after the first anniversary of the Grant Date. Vesting in the Shares may be accelerated pursuant to the provisions of Section 4(c) or 5. Unless otherwise specifically provided herein, no additional Shares shall vest following Optionee’s cessation of Service.

4. Cessation of Service.

(a) Should Optionee die while the Option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the Option is transferred pursuant to Optionee’s will or in accordance with the laws of inheritance shall have the right to exercise the Option to the extent the Option is vested as of the date of Optionee’s death. Such right shall lapse, and the Option shall cease to be outstanding, upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (B) the Expiration Date.

(b) Should Optionee cease to remain in Service by reason of Permanent Disability while the Option is outstanding, then the Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise the Option to the extent the Option is vested as of the date of such cessation of Service. In no event shall the Option be exercisable at any time after the Expiration Date.

(d) Should the Optionee terminate Service voluntarily while this Option is outstanding, then the Option shall immediately terminate and cease to be exercisable with respect to the number of Option Shares for which the right to exercise this Option has not then vested under this Agreement, and the Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this Option for the remainder of the Option Shares, but in no event shall this Option be exercisable at any time after the Expiration Date.

(e) Should the Optionee’s Service be terminated due to an Involuntary Termination (other than a Termination for Cause), then that portion of the Option that by its terms would become exercisable under the Vesting Schedule in the twelve (12) month period following the date of such termination will become immediately exercisable and, along with any portion of the Option that have become exercisable prior to the date of such termination, will remain exercisable for a period of three (3) months, but in no event shall this Option be exercisable at any time after the Expiration Date. Any portion of the Option which is not exercisable under the Vesting Schedule or by operation of this Section 4(e) shall immediately terminate and cease to be exercisable.

(f) During the limited period of post-Service exercisability, the Option may not be exercised in the aggregate for more than the number of Shares for which the Option is exercisable at the time of Optionee’s cessation of Service according to the Vesting Schedule. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding for any otherwise exercisable Shares for which the Option has not been exercised. To the extent the Option is not exercisable for one or more Shares at the time of Optionee’s cessation of Service, the Option shall immediately terminate and cease to be outstanding with respect to those Shares.

(g) Should Optionee’s Service be terminated due to a Termination for Cause, the Option shall terminate immediately, whether or not then exercisable, and cease to remain outstanding upon the Optionee’s termination of Service.

5. Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the number and/or class of securities subject to the Option and (ii) the Exercise Price A or Exercise Price B, as applicable, in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder; provided, however, that the aggregate Exercise Price A or Exercise Price B, as applicable, shall remain the same.

6. Stockholder Rights. The holder of the Option shall not have any stockholder rights with respect to the Shares until such person shall have exercised the Option, paid the Exercise Price A or Exercise Price B, as applicable, and become a holder of record of the purchased Shares.

7. Manner of Exercising Option.

(a) In order to exercise the Option for all or any part of the Shares for which the Option is at the time exercisable, Optionee or, in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be, must take the following actions:

(i) The Secretary of the Company shall be provided with written notice of the Option exercise (the “Exercise Notice”) in substantially the form of Exhibit I attached hereto, in which there is specified the number of Shares to be purchased under the exercised Option.

(ii) The Exercise Price A and/or Exercise Price B, as applicable, for the purchased Shares shall be paid in one or more of the following alternative forms:

•	cash or check made payable to the Company’s order; or

•

shares of Common Stock held by Optionee (or any other person or persons exercising the Option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

•

if established by the Company and permitted under applicable law, through a “same day sale” commitment from Optionee and a broker-dealer selected by the Company whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the broker-dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company plus the applicable Federal, state and local income taxes required to be withheld by the Company by reason of such exercise.

(iii) Appropriate documentation evidencing the right to exercise the Option shall be furnished to the Company if the person or persons exercising the Option is other than Optionee.

(iv) Appropriate arrangement must be made with the Company for the satisfaction of all Federal, state and local income tax withholding requirements applicable to the Option exercise.

(b) Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the Option, payment of the Exercise Price A and/or Exercise Price B, as applicable, for the purchased Shares must accompany the Exercise Notice delivered to the Company in connection with the Option exercise.

(c) As soon as practicable after the Exercise Date, the Company shall enter the purchased shares in book-entry form. Upon the Optionee’s request, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising the Option) a certificate or certificates representing the purchased Shares.

(d) In no event may the Option be exercised for fractional Shares.

8. No Impairment of Rights. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

9. Compliance with Laws and Regulations.

(a) The exercise of the Option and the issuance of the Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to the Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such applicable approvals.

10. Limited Transferability. This Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a pecuniary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Company may deem appropriate. Should the Optionee die while holding this Option, then this Option shall be transferred in accordance with Optionee’s will or the laws of descent and distribution.

11. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to its conflict-of-laws rules.

13. Non-Statutory Stock Options. The Option granted hereunder is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

14. No Right to Continued Service. Nothing in this Agreement shall confer upon Optionee any right to continue in the Service of the Company or shall interfere with or restrict in any way the rights of the Company which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without cause.

15. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the most recent address reflected in the Company’s employment records. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

16. Administration of Option. The Board or the Compensation Committee thereof shall have full discretion to interpret all provisions of this Option, and all decisions of the Board or such Committee regarding the Option shall be binding on all parties.

Signatures follow on next page.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Ryan Morris
Name:	Ryan Morris
Title:	Executive Chairman

/s/ Eric K. Steen
Eric K. Steen
Optionee

EXHIBIT I

NOTICE OF EXERCISE

I hereby notify InfuSystem Holdings, Inc. (the “Company”) that I elect to purchase                  shares of the Company’s Common Stock (the “Purchased Shares”) at the Option exercise price of $         per share (the “Exercise Price”) pursuant to that certain Option (the “Option”) granted to me pursuant to the Company’s inducement Option grant program.

Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, I shall hereby pay to the Company the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares in which I am vested at the time of exercise to the extent established by the Company and permitted by applicable law.

                    , 20

Date

Optionee

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Inducement Stock Option Agreement.

B. Board shall mean the Company’s Board of Directors.

C. Code shall mean the Internal Revenue Code of 1986, as amended.

D. Common Stock shall mean the Company’s common stock, par value $0.0001 per share.

E. Exercise Date shall mean the date on which the Option shall have been exercised in accordance with Section 8 of the Agreement.

F. Exercise Price A shall mean $1.75 per share.

G. Exercise Price B shall mean $2.75 per share.

H. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time listed on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the national stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is not at the time traded on any national stock exchange, then the Fair Market Value shall be the average between the highest bid and lowest asked prices for the Common Stock on the relevant date by an established quotation service for over-the-counter securities.

(iii) If the Common Stock is not at the time traded on any national stock exchange and is not otherwise publicly traded, then the Fair Market Value shall be established by the Board acting in good faith and taking into consideration all factors which it deems appropriate, including, without limitation, recent sale or offer prices for the Common Stock in private arms-length transactions.

I. Grant Date shall mean April 1, 2013, the date of grant of the Option.

J. Permanent Disability shall mean the disability as characterized pursuant to the terms of the Company’s disability policies or programs applicable to Optionee from time to time, or if no such policy is applicable, if Optionee is unable to perform the essential functions of Optionee’s duties for physical or mental reasons for thirty (30) consecutive days.

K. Service shall mean Optionee’s service with the Company, whether as an employee, director or consultant, which has not been interrupted or terminated. Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which Optionee renders service to the Company.

L. Termination for Cause shall mean an Involuntary Termination of Optionee’s employment for (i) willful misconduct or gross negligence which, in the good faith judgment of the Board, has a material adverse impact on the Company (either economically or on its reputation); (ii) conviction of, or pleading of guilty or nolo contendre to, a felony or any crime involving fraud; (iii) breach of his fiduciary duties to the Company; (iv) failure to attempt in good faith to perform his duties or to follow the written legal direction of the Board, which failure, if susceptible of cure, is not remedied within 15 days of written notice from the Board specifying the details thereof; and (v) any other material breach by Optionee of this Agreement, the Employment Agreement, the Company’s written code of conduct, written code of ethics or other written policy, including the Proprietary Information and Non-Competition Agreement, that is not remedied within 15 days of written notice from the Board specifying the details thereof.

M. Vesting Schedule shall mean the vesting schedule specified in Section 3 of the Agreement, pursuant to which Optionee will vest in the Shares in one or more installments over his period of Service, subject to adjustment in accordance with the provisions of the Agreement.